SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 2006

HARBOR FLORIDA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22817	65-0813766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Second Street, Fort Pierce, FL		34950

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (772) 461-2414

(Former name or former address, if changed since last report)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On January 31, 2006, Harbor Florida Bancshares, Inc. (“Bancshares”) announced that Director Richard V. Neill has retired in accordance with the Company’s policies on Director retirement, after six years of service.

Item 9.01.  Financial Statements and Exhibits

          A copy of the press release dated January 31, 2006 is attached as Exhibit 99.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2006	HARBOR FLORIDA BANCSHARES, INC.,
Registrant

	By:	/s/ H. Michael Callahan

	Name:	H. Michael Callahan
	Title:	Senior Vice President and Chief Financial Officer

Exhibit No.	Description

99	Press release dated January 31, 2006